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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): January 7, 2008

                         BENEFICIAL MUTUAL BANCORP, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

      United States                      1-33476               56-2480744
      -------------                      -------               ----------
(State or other jurisdiction of        (Commission            (IRS Employer
incorporation or organization)         File Number)         Identification No.)

               510 Walnut Street, Philadelphia, Pennsylvania 19106
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (215) 864-6000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            ------------------------------------------------------------------
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF
            -------------------------------------------------------------
            CERTAIN OFFICERS.
            ----------------

      (e) On January 7, 2008, Beneficial Mutual Bancorp, Inc. (the "Company") and its wholly owned subsidiary, Beneficial Bank (the "Bank"), each executed two year employment agreements with (i) Gerard P. Cuddy, President and Chief Executive Officer of the Company and the Bank, (ii) Joseph F. Conners, Executive Vice President and Chief Financial Officer of the Company and the Bank, (iii) Andrew J. Miller, Executive Vice President and Chief Lending Officer of the Company and the Bank, and (iv) Robert J. Bush, Executive Vice President of the Company and the Bank (each individually an "Executive" and, collectively, the "Executives"). The initial annual base salaries under the employment agreements are $475,000 for Mr. Cuddy, $280,800 for Mr. Conners, $280,800 for Mr. Miller and $312,000 for Mr. Bush. The employment agreements, which have essentially identical provisions, also provide for participation in employee benefit plans and programs maintained by the Company and the Bank for the benefit of their employees, including discretionary bonuses, participation in medical, dental, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits described in the agreements.

      Pursuant to the employment agreements, upon termination of an Executive's employment for cause, as defined in the agreements, the Executive will receive no further compensation or benefits under his agreement. If the Company or the Bank terminates an Executive for a reason other than cause, or if the Executive resigns after the occurrence of specified circumstances that constitute constructive termination, the Executive or, upon his death, his beneficiary, will receive a severance benefit equal to the sum of two (2) times the sum of the Executive's (i) then current base salary and (ii) the most recent bonus paid to the Executive by the Company and/or the Bank, payable ratably over a two (2) year period. In addition, the Executive shall receive continued medical, dental and life insurance coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Company and the Bank during the twenty-four (24) month period following his termination date.

      Under the employment agreements, if an Executive is involuntarily terminated, or terminated voluntarily under certain circumstances specified in the agreements, within one year of a change in control, as defined in the agreements, he will receive a lump sum cash payment equal to three (3) times the sum of the Executive's (i) base salary and (ii) the most recent bonus paid to him by the Company and/or the Bank. Additionally, in such event, the Executive shall, for a thirty-six (36) month period following termination of his employment, receive continued medical, dental and life insurance coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Bank during such period. The employment agreements provide for the reduction of change in control payments to the Executives to the extent necessary to ensure that they will not receive "excess parachute payments" under
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), which otherwise would result in the imposition of a 20% excise tax under Section 4999 of the Code.

      Upon termination of employment (other than involuntary termination in connection with a change in control), Messrs. Cuddy, Conners and Miller will be


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required to adhere to a one-year non-competition provision. Mr. Bush's employment agreement provides that he must adhere to two-year non-competition and non-solicitation provisions following the termination of his employment for any reason. In addition, the agreements provide that the Company and the Bank will pay all reasonable costs and legal fees of the Executives in relation to the enforcement of the employment agreements, provided that the Executives succeed on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreements also provide for the indemnification of the Executives to the fullest extent legally permissible.

      The Company will file copies of the executed employment agreements as exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2007.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BENEFICIAL MUTUAL BANCORP, INC.



Date:  January 10, 2008             By: /s/ Joseph F. Conners
                                        ----------------------------------
                                        Joseph F. Conners
                                        Executive Vice President and
                                        Chief Financial Officer